Exhibit 99.2

Bank Leumi Le Israel Corporation and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	March 31 December 31
(Dollars in thousands)	2022	2021
Assets
Cash and due from banks	$443,588	$601,052
Securities:
Held-to-maturity	534,317	538,645
Available-for-sale	844,538	1,095,961
Loans, net of allowance for loan losses of $60,365 as of March 31, 2022 and $70,104 as of December 31, 2021	5,940,687	5,738,703
Fixed assets	117,429	41,525
Bank owned life insurance	126,861	126,299
Accrued interest receivable	25,717	27,811
Deferred tax assets, net	65,952	38,896
Other assets	103,255	99,433

Total assets	8,202,344	8,308,325

Liabilities and shareholders’ equity
Liabilities:
Deposits:
Non interest-bearing deposits	4,498,838	4,516,316
Interest-bearing deposits	2,530,892	2,575,578

Total deposits	7,029,730	7,091,894
Borrowings from the Federal Home Loan Bank	103,794	103,794
Other liabilities	202,206	200,994

Total liabilities	7,335,730	7,396,682

Shareholders’ equity:
Capital stock–$0.10 par value; authorized–24,000,000 shares; issued and outstanding–22,317,655 shares	2,231	2,231
Additional paid-in capital	446,803	446,557
Retained earnings	501,440	480,464
Accumulated other comprehensive loss	(83,860)	(18,185)

Total shareholders’ equity	866,614	911,067

Non-controlling interest	—	576

Total liabilities and shareholders’ equity	$8,202,344	$8,308,325

Bank Leumi Le Israel Corporation and Subsidiaries

Consolidated Statements of Net Income

(Dollars in thousands)

	Three-Month Periods Ended March 31
(Dollars in thousands)	2022	2021
Interest income:
Interest on loans	$56,040	$51,679
Interest on securities	8,516	8,433
Interest–other	185	67

Total interest income	64,741	60,179

Interest expense:
Interest on deposits	1,374	2,018
Interest–other	359	570

Total interest expense	1,733	2,588

Net interest income	63,008	57,591
Less: provision for loan losses	2,824	1,053

Net interest income after provision for loan losses	60,184	56,538

Non-interest income:
Commissions and fees	15,308	13,492
Gain (Loss) on sale of available-for-sale securities, net	3,307	(258)
Gain on foreign exchange transactions, net	1,311	1,154
Other income, net	1,564	1,838

Total non-interest income	21,490	16,226

Non-interest expense:
Compensation and employee benefits	29,308	28,249
Equipment and data processing	8,871	8,453
Professional services	6,249	4,118
Occupancy	2,850	2,932
Other	3,867	2,324

Total non-interest expense	51,145	46,076

Income before taxes	30,529	26,688
Income tax expense	9,546	6,405

Net income	$20,983	$20,283

Less: net income attributable to non-controlling interest	7	10

Net income attributable to the controlling interest	$20,976	$20,273

Bank Leumi Le Israel Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Three-Months Ended March 31
(Dollars in thousands)	2022	2021
Net income	$20,976	$20,273
Other comprehensive income (loss):
Unrealized actuarial gain on pension and other post-retirement benefits, net of tax	1,116	—
Unrealized loss on cash flow hedges, net of tax	(13,576)	(7,752)
Unrealized loss on available-for-sale securities, net of tax	(53,215)	(33,662)

Comprehensive loss	$(44,699)	$(21,141)

Bank Leumi Le Israel Corporation and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

(Dollars in thousands)

For the Three Months Ended March 31, 2022

	Capital stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total	Non- controlling interest (“NCI”)	Total with NCI
Balances as of December 31, 2021	$2,231	$446,557	$480,464	$(18,185)	$911,067	$576	$911,643
Share-based compensation	—	246	—	—	246	—	246
Comprehensive income:
Net income	—	—	20,976	—	20,976	7	20,983
Other comprehensive income (loss)	—	—	—	(65,675)	(65,675)	—	(65,675)
Effect of subsidiary reverse share split	—	—	—	—	—	(583)	(583)

Balances as of March 31, 2022	$2,231	$446,803	$501,440	$(83,860)	$866,614	$—	$866,614

For the Three Months Ended March 31, 2021

	Capital stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total	Non- controlling interest (“NCI”)	Total with NCI
Balances as of December 31, 2020	$2,231	$445,567	$401,284	$17,805	$866,887	$539	$867,426
Share-based compensation	—	246	—	—	246	—	246
Comprehensive income:
Net income	—	—	20,273	—	20,273	10	20,283
Other comprehensive income (loss)	—	—	—	(41,414)	(41,414)	—	(41,414)

Balances as of March 31, 2021	$2,231	$445,813	$421,557	$(23,609)	$845,992	$549	$846,541

Bank Leumi Le Israel Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Three-Month Periods Ended March 31
(Dollars in thousands)	2022	2021
Operating activities
Net income	$20,976	$20,273
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	2,824	1,053
Net income attributable to non-controlling interest	7	10
Depreciation of fixed assets	3,105	3,223
Net (accretion) amortization on securities	(1,443)	171
Net (gain) loss on sale of securities	(3,307)	258
Increase in bank owned life insurance, net	(562)	(595)
Decrease (increase) in accrued interest receivable	2,094	(2,371)
Increase in other assets	(2,980)	(23,617)
Decrease in other liabilities	(93,600)	(16,421)

Net cash used in operating activities	(72,886)	(18,016)

Investing activities
Proceeds from sales, redemptions and paydowns of available-for-sale securities	252,215	265,466
Purchases of available-for-sale securities	(74,999)	(649,242)
Proceeds from paydowns and redemptions of held-to-maturity securities	5,798	46,128
Purchases of held-to-maturity securities	—	(92,746)
Net (purchase) sales of Federal Home Loan Bank capital stock	(234)	2,385
Net (increase) decrease in loans	(204,808)	16,630
Purchases of equipment	(407)	(820)

Net cash used in investing activities	(22,435)	(412,199)

Financing activities
Net (decrease) increase in deposits	(62,163)	1,111,901
Decrease in borrowings from Federal Home Loan Bank	—	(53,000)

Net cash provided by financing activities	(62,163)	1,058,901

Net (decrease) increase in cash and due from banks	(157,464)	628,692
Cash and due from banks–beginning of year	601,052	82,205

Cash and due from banks and restricted cash–end of period	$443,588	$710,897

Bank Leumi Le Israel Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, Unaudited)

1. Organization and Summary of Significant Accounting Policies

Bank Leumi Le-Israel Corporation (“BLLC” or “the Company”), a corporation organized in the state of New York BLLC, through its subsidiary Bank Leumi USA (“BLUSA”) conducts its U.S. operations through branches located in New York, Illinois, California and Florida. BLUSA is a full service community bank focused on providing financial services to its customers in its geographical markets. The financial services provided to the customers and management of its investment portfolio are BLLC’s and BLUSA’s primary sources of revenue.

Included in the consolidation is Leumi Investment Services Inc. (“LISI”), a wholly owned subsidiary of BLUSA. LISI is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The accounting policies of BLLC and its subsidiaries conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). A summary of the accounting and reporting policies follows:

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of BLLC and its subsidiaries. All significant intercompany transactions are eliminated in consolidation. Certain reclassifications have been made to the prior period’s financial statements and notes to conform to the current period’s presentation.

Use of Estimates in the Preparation of the Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Significant accounting estimates include estimates for the allowance for loan losses, derivatives, securities and evaluation of other-than-temporary impairment, the realization of deferred tax assets, calculation of pension and post-retirement obligations and litigation reserves.

Recent Accounting Pronouncements

In February 2016, the FASB issued No. ASU 2016-02, Leases (Topic 842), which amends the existing standards for lease accounting effectively bringing most leases onto the balance sheets of the related lessees. The ASU is effective for public business entities for interim and annual reporting periods beginning after December 15, 2018. In June 2020, the FASB deferred the effective date for private entities to interim and annual reporting periods beginning after December 15, 2021, with early adoption permitted. Effective January 1, 2022, BLLC adopted ASU 2016-02, Leases (Topic 842) and recorded a right of use asset of approximately $78.6 million and lease obligations of approximately $94.3 million. The right of use asset is recorded in Fixed Asset and the lease obligation is recorded in Other Liabilities.

2. Investment in Debt Securities

The amortized cost and fair value of investment in debt securities as of the applicable period end are as follows:

	March 31, 2022
(Dollars in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Available-for-sale securities:
Mortgage related:
Agency-backed	$313,041	$—	$(21,175)	$291,866
Private label	13,943	3	(323)	13,623
Other securities:
U.S. government treasuries	341,280	—	(37,285)	303,995
U.S. federal agencies	75,000	—	(11,242)	63,758
Foreign governments	25,000	582	—	25,582
State and municipal	105,818	976	(8,615)	98,179
Corporate and bank debt securities	52,188	—	(4,653)	47,535

Total available-for-sale securities	$926,270	$1,561	$(83,293)	$844,538

Held-to-maturity securities:
Mortgage related
Agency-backed	8,089	3	(1,338)	6,754
Other securities
U.S. federal agencies	246,810	—	(43,989)	202,821
State and municipal	279,418	4,034	(24,720)	258,732

Total held-to-maturity securities	$534,317	$4,037	$(70,047)	$468,307

	December 31, 2021
(Dollars in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Available-for-sale securities:
Mortgage related:
Agency-backed	$408,721	$3,384	$(2,708)	$409,397
Private label	15,741	69	(37)	15,773
Other securities:
U.S. government treasuries	341,223	—	(16,291)	324,932
U.S. federal agencies	74,911	—	(2,801)	72,110
Foreign governments	25,000	1,432	—	26,432
Corporate and bank debt securities	81,224	1,521	(780)	81,965
State and municipal securities	156,471	8,909	(28)	165,352

Total available-for-sale securities	$1,103,291	$15,315	$(22,645)	$1,095,961

Held-to-maturity securities:
Mortgage related
Agency-backed	13,157	48	(1,226)	11,979
Other securities
U.S. federal agencies	246,762	—	(13,722)	233,040
State and municipal	278,726	18,827	(400)	297,153

Total held-to-maturity securities	$538,645	$18,875	$(15,348)	$542,172

3. Loans

BLLC monitors credit quality by evaluating various attributes and utilizes similar information in the assessment of the adequacy of the allowance for credit losses. The following sections provide the credit quality indicators BLLC most closely monitors. All loans are subject to individual risk assessment using BLLC’s internal credit risk ratings. The internal credit risk ratings are aligned to Pass and Criticized categories. The Criticized category includes Special Mention, Substandard and Doubtful categories, which are defined by banking regulatory agencies. Criticized credits are analyzed on a quarterly basis.

Credit Quality

The summarized gross loan balance of Criticized loans by portfolio class as of the applicable period end is as follows:

	March 31, 2022			December 31, 2021
(Dollars in thousands)	Special mention	Substandard	Doubtful	Special mention	Substandard	Doubtful
Healthcare	$15,432	$12,705	$—	$30,592	$12,704	$—
Real estate	61,989	32,489	—	73,678	21,398	—
Middle market and other	26,195	13,209	—	10,071	36,154	—

Total credit risk by segment	$103,616	$58,403	$—	$114,341	$70,256	$—

4. Allowance for Loan Losses

The following tables provide information on the activity in the allowance for loan losses by the respective loan portfolio class for the three months ended March 31.

	Three Months Ending March 31, 2022
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Balance at beginning of year	$14,487	$28,968	$26,649	$70,104
Provision (credit)	(1,012)	(6,886)	10,722	2,824
Charge-offs	—	(783)	(11,995)	(12,778)
Recoveries	192	6	17	215

Net (charge-offs)/recoveries	192	(777)	(11,978)	(12,563)

Balance at end of period	13,667	21,305	25,393	60,365

Ending balance: individually and collectively evaluated for impairment	$617,097	$3,079,647	$2,316,259	$6,013,003

Less: deferred fees net				(11,951)

Total gross loans				$6,001,052

	Three Months Ending March 31, 2021
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Balance at beginning of year	$27,322	$30,362	$21,750	$79,434
Provision (credit)	(30)	1,504	(421)	1,053
Charge-offs	(4,569)	(2,349)	(3,333)	(10,251)
Recoveries	150	6	1	157

Net (charge-offs)/recoveries	(4,419)	(2,343)	(3,332)	(10,094)

Balance at end of period	22,873	29,523	17,997	70,393

Ending balance: individually and collectively evaluated for impairment	$765,706	$2,464,591	$2,175,039	$5,405,336

Less: deferred fees, net				(15,200)

Total gross loans				$5,390,136